UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2013

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2013, the Board of Directors of First BanCorp. (the "Corporation") elected David I. Matson to serve as a director on the Corporation’s Board of Directors (the "Board") until the next annual meeting of stockholders. In addition, the Board appointed Mr. Matson to serve on the Board's Asset/Liability Committee and the Board’s newly created Risk Management Committee.

The Corporation and Mr. Matson entered into an Offer Letter dated September 26, 2013 specifying the directors’ fees and other matters relating to Mr. Matson’s service. The Offer Letter specifies that Mr. Matson will be paid an annual fee for his services as a Director in the aggregate amount of $100,000 (such amount, the "Annual Fee"). Consistent with the compensation arrangements for the other directors, excluding the Chief Executive Officer and the Chairman of the Board, seventy- five percent (75%) of the Annual Fee will be paid in cash (the "Annual Retainer") and twenty- five percent (25%) will be paid in the form of an annual grant of restricted stock (the "Restricted Stock"), under the Corporation’s 2008 Omnibus Incentive Plan, as amended on December 9, 2011. The cash Annual Retainer will be paid in equal installments on a monthly basis over a twelve-month period. The Restricted Stock will be awarded at the beginning of each twelve-month period during which Mr. Matson is a Director and will be subject to a twelve-month vesting period. In addition, Mr. Matson will receive additional compensation in the form of annual cash retainers depending upon the Board committees on which he serves. Mr. Matson’s appointment to chair of the Risk Management Committee entitles him to an annual retainer of $25,000. In connection with the performance of his duties as a director, Mr. Matson is entitled to reimbursement of certain expenses. The Annual Fee and the additional payments for service on the various Board committees are consistent with the revised director compensation agreed to by the Board on June 28, 2012. The Offer Letter also provides that the Corporation will purchase and maintain directors’ and officers’ insurance and provide indemnification permitted under applicable law.

Mr. Matson is a highly respected former bank executive with nearly forty years of banking experience. Mr. Matson entered the banking sector as a vice president and area manager at a Wells Fargo leasing subsidiary. In 1976, Mr. Matson joined Union Bank and served in increasingly senior roles within that organization until his retirement in 2010. During his tenure at Union Bank, Mr. Matson served in a variety of management roles across the institution, including senior loan and credit officer; controller; senior vice president of investment and merchant banking; senior vice president of institutional and deposit markets; executive vice president and director of Union Bank’s finance group; chief financial officer of the finance group; and ultimately as vice chairman and chief financial officer of the finance group.

Since 2010, Mr. Matson has served as an independent director of SKBHC Holdings LLC, and its subsidiary, Starbuck Bancshares, Inc., both bank holding companies based in Seattle, Washington; and as a director of, AmericanWest Bank, a Washington state non-member bank, and the First National Bank of Starbuck, both subsidiaries of Starbuck Bancshares.

A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit - Description of Exhibit

10.1 - Offer Letter between First BanCorp. and David I. Matson

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

October 1, 2013	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: EVP and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter between First BanCorp. and David I. Matson